Exhibit 99.1

Celldex Therapeutics Announces Appointment of Larry Ellberger as Chairman of the Board

NEEDHAM, Mass.--(BUSINESS WIRE)--September 4, 2009--Celldex Therapeutics, Inc. (NASDAQ: CLDX) announced today that Larry Ellberger has been appointed Chairman of the Board of Directors, effective September 3, 2009. Mr. Ellberger has been an independent member of the Celldex Board of Directors since the merger in March 2008 between Celldex and AVANT Immunotherapeutics, Inc., and was a member of the AVANT Board since 2003. During his 30 years in the pharmaceutical and biotechnology industries, Mr. Ellberger had served as Board member and Chief Executive Officer of PDI, Inc., Chairman of the Board of Omrix Biopharmaceuticals, Inc. (which was purchased by Johnson & Johnson in 2008), as well as held senior executive positions at W.R. Grace & Co., American Cyanamid Company and Powderject Ltd. In addition to his current position as Founding Partner of HVA, a healthcare transaction advisory firm, Mr. Ellberger is a Director of TransPharma Medical Ltd. and the Jewish Children’s Museum.

Charles R. Schaller will remain on the board as a director for the remainder of his term. “Chuck has provided Celldex with tremendous leadership over the years as its Chairman and we look forward to his continued guidance as a member of our board,” said Anthony Marucci, President and Chief Executive Officer of Celldex. “We welcome Larry in his new role as Chairman. As a board member, Larry has been deeply involved in the recent growth and success of Celldex. His experience within our industry will be critical as we advance our product portfolio,” continued Mr. Marucci.

Mr. Ellberger will remain as a member of the Audit Committee of the Board of Directors, with George Elston becoming Chairman of the Audit Committee as of September 3, 2009.

About Celldex Therapeutics, Inc.

Celldex Therapeutics is an integrated biopharmaceutical company that applies its comprehensive Precision Targeted Immunotherapy Platform to generate a pipeline of candidates to treat cancer and other difficult-to-treat diseases. Celldex’s immunotherapy platform includes a complementary portfolio of monoclonal antibodies, antibody-targeted vaccines and immunomodulators to create novel disease-specific drug candidates. For more information, please visit http://www.celldextherapeutics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains ``forward-looking statements'' made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to the Company's strategic focus and the future development and commercialization of our programs and products. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to close the merger of our wholly-owned subsidiary with CuraGen Corporation; the successful integration of the businesses, multiple technologies and programs of CuraGen and Celldex; our ability to adapt APC Targeting TechnologyTM to develop new, safe and effective vaccines against oncology and infectious disease indications; our ability to successfully complete product research and further development of our programs; the uncertainties inherent in clinical testing; our ability to manage research and development efforts for multiple products at varying stages of development; Pfizer’s and our strategy and business plans concerning the continued development and commercialization of CDX-110; the timing, cost and uncertainty of obtaining regulatory approvals; the failure of the market for the Company's programs to continue to develop; the inability to obtain additional capital; the inability to protect the Company's intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company's products; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the fiscal year ended December 31, 2008, and its Forms 10-Q and 8-K.

CONTACT:
Celldex Therapeutics, Inc.
Avery W. Catlin, 781-433-0771
Chief Financial Officer
IR@celldextherapeutics.com
or
For Media:
BMC Communications Group
Matthew Driscoll, 212-477-9007 x20
mdriscoll@bmccommunications.com